Exhibits 5 & 23.2

                                 JONES & KELLER
                                Attorneys At Law
                           A Professional Corporation
                                  1625 Broadway
                                   Suite 1600
                             Denver, Colorado 80202
                                                       Telephone (303) 573-1600
                                                       Telecopier (303) 573-0769

                                December 3, 2003



Board of Directors
Natural Gas Services Group, Inc.
2911 South County Road 1260
Midland, Texas  79706

         Re:      Natural Gas Services Group, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Natural Gas Services Group, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 150,000 shares of common stock (the "Common Stock") of the Company which may be issued upon the exercise of options granted pursuant to the 1998 Stock Option Plan (the "Plan").

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

                  In connection with this opinion, we have examined the applicable laws of the State of Colorado and relied upon the original, or copies certified to our satisfaction, of (1) the Amended Articles on Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to options granted pursuant to the Plan; and (3) the Registration Statement and its exhibits. In making the foregoing



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Board of Directors
Natural Gas Services Group, Inc.
December 3, 2003
Page 2




examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Amended Articles of Incorporation, the Bylaws, minutes, records, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representation or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.


         Based upon our examination, consideration of, and reliance on the documents and other matter described above, we are of the opinion that the shares of Common Stock issued upon the exercise of options granted in accordance with the terms of the Plan, when issued in accordance with such stock options, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Jones & Keller, P.C.

                                        JONES & KELLER, P.C.